UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2011, Sensata Technologies Holding N.V. (“Sensata”) announced that Robert Hureau had been promoted to Senior Vice President and Chief Financial Officer, effective immediately. Mr. Hureau replaced Jeffrey Cote, who continues as Sensata’s Executive Vice President and Chief Administrative Officer. The change will enable Mr. Cote to focus more of his attention on important organizational and administrative matters.

Mr. Hureau, age 43, has served as Sensata’s Vice President and Chief Accounting Officer responsible for worldwide accounting, external financial reporting, internal controls, treasury operations, tax and investor relations since May 2009. He joined Sensata in February 2007 as Vice President and Corporate Controller and previously served as Vice President Corporate Controller and Vice President Finance at Brooks Eckerd Pharmacy from 2004 to 2007 and as Corporate Controller at Ocean Spray Cranberries, Inc. from 1998 to 2004.

In connection with his appointment as Chief Financial Officer, Mr. Hureau was granted an equity award under Sensata’s 2010 Equity Incentive Plan comprised of options to acquire 21,200 ordinary shares at an exercise price of $37.33 per share (the closing price of Sensata’s ordinary shares on July 13, 2011), and 3,600 shares of performance-based restricted ordinary shares. The actual number of performance-based restricted shares that will vest will depend on the extent to which certain performance criteria are met and could range from 0% and 150% of the number of performance-based restricted shares granted. The options vest in equal annual installments over four years beginning on the one year anniversary of the grant date, while the performance-based restricted shares will vest three years from the grant date based on satisfaction of the performance criteria.

Also in connection with his appointment, Sensata Technologies, Inc. (“STI”), a wholly-owned, indirect subsidiary of Sensata, entered into an employment agreement with Mr. Hureau. Pursuant to the terms of the employment agreement, Mr. Hureau’s salary will be $290,000 per year effective as of July 1, 2011, subject to periodic review by the Compensation Committee of Sensata’s Board of Directors. If Mr. Hureau’s employment is terminated by STI without “cause” (as defined in the agreement) or by him with “good reason” (as defined in the agreement), Mr. Hureau will be entitled to severance in an amount equal to one year of his then current base salary and an amount equal to the average of the annual bonus paid to him in each of the prior two years, plus continued participation in health and dental benefit plans for one year following the date of termination. Mr. Hureau’s employment agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

A press release dated July 12, 2011 announcing Mr. Hureau’s appointment as Chief Financial Officer is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Effective July 12, 2011, Christine Creighton, age 47, will assume the role of Chief Accounting Officer. Named as a Vice President of Finance of STI in August, 2009, Ms. Creighton has managed Sensata’s global business finance since March 2008. Since joining Texas Instruments in 1990, Ms. Creighton’s career includes working as a financial analyst; group financial planning manager and finance manager for the Sensors Global Business Unit; and finance manager for the Electrical Protection Global Business Unit.

There are no arrangements or understandings between Ms. Creighton and any other persons pursuant to which Ms. Creighton was appointed as Chief Accounting Officer, and there have been no transactions and are currently no proposed transactions to which Sensata or any of its affiliates was or is a party in which Ms. Creighton has a material interest.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated July 14, 2011, between STI and Robert Hureau.

99.1	Press Release of Sensata Technologies Holding N.V., dated July 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Robert Hureau
Date: July 15, 2011	Name:	Robert Hureau
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated July 14, 2011, between STI and Robert Hureau.

99.1	Press Release of Sensata Technologies Holding N.V., dated July 12, 2011.

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